Morgan Stanley Asia-Pacific Fund, Inc.
                          Item 77(O) 10F-3 Transactions
                         January 1, 2004 - June 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Foxcon  1/31/  869,40  $0.50  $434,00  1,049,    0.12%  0.10%   Goldma    UBS
   n      05   0,000           0,000     000                      n     Invest
Intern                                                          Sachs    ment
ationa                                                          (Asia)   Bank
   l                                                             LLC,
Holdin                                                           UBS
  gs                                                            Invest
                                                                 ment
                                                                 Bank